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As filed with the Securities and Exchange Commission on September 30, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709
(919) 316-6300
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

LAWRENCE D. STERN
Chairman and Chief Executive Officer
TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
P.O. Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709
(919) 316-6300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
GERARD S. DIFIORE ARON IZOWER REED SMITH LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400 (212) 521-5450 (facsimile)
JOHN F. GAITHER, Jr.
Executive Vice President,
General Counsel and Secretary
TALECRIS BIOTHERAPEUTICS
HOLDINGS CORP.
P.O. Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park,
North Carolina 27709
(919) 316-6300
	(253) 390-6623 (facsimile)	GLEN T. SCHLEYER SULLIVAN & CROMWELL LLP 125 Broad Street New York, New York 10004 (212) 558-4000 (212) 558-3588 (facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") please check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-144941

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Common Stock, par value $0.01 per share	$64,000,000.00	$3,571.20

(1)
Includes additional shares of common stock that the underwriters have the option to purchase.
(2)
The shares being registered under this Registration Statement are in addition to the $1,000,000,000 of shares registered pursuant to the Registration Statement on Form S-1 (333-144941).
(3)
Based on the public offering price of $19.00 per share.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.01 per share, of Talecris Biotherapeutics Holdings Corp., a corporation organized under the laws of the State of Delaware (the "Registrant"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-144941) are incorporated in this Registration Statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

        The Registrant hereby certifies that it (i) has initiated and released a wire transfer to transmit the filing fee set forth on the cover page of this Registration Statement to the Securities and Exchange Commission's account as soon as practicable (but no later than the close of business on October 1, 2009), (ii) will not revoke such wire transfer, and (iii) has sufficient funds in the relevant account to cover the amount of such filing fee.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-144941 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Reed Smith LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to the Registration Statement on Form S-1, dated July 27, 2007)+
24.2	Power of Attorney of Paul N. Clark (previously filed as exhibit 24.2 to Amendment No. 1 to the Registration Statement on Form S-1, dated September 24, 2007)+
24.3	Power of Attorney of Kenneth J. Martin (previously filed as exhibit 24.3 to Amendment No. 2 to the Registration Statement on Form S-1, dated October 19, 2007)+

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Research Triangle Park, State of North Carolina, on September 30, 2009.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
By:	/s/ LAWRENCE D. STERN Name: Lawrence D. Stern Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2009.

Signature	Title

/s/ LAWRENCE D. STERN Lawrence D. Stern	Chairman, Chief Executive Officer and Director (principal executive officer)
/s/ JOHN M. HANSON John M. Hanson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signature	Title

* Stuart A. Auerbach	Director
* Richard A. Charpie	Director
* Paul N. Clark	Director
* W. Brett Ingersoll	Director
* James T. Lenehan	Director
* Steven F. Mayer	Director
* Kenneth J. Martin	Director
* Ruedi E. Waeger	Director

By *	/s/ JOHN M. HANSON Name: John M. Hanson Title: Attorney- in- Fact

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES